UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2007

CRYSTAL INTERNATIONAL TRAVEL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29313	20-0121007

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2160 Headquarters Plaza, 10th Floor, Morristown, New Jersey	07960

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 973-644-0400

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued
Listing Rule or Standard: Transfer of Listing.

On November 14, 2007, Crystal International Travel Group, Inc. (the “Company”) received notice regarding the Company’s failure to satisfy NASD Rules 6530(e) for failure to file its Form 10-KSB for the year end July 31, 2007 timely (the “Notice”), and that its shares will being delisted from the NASDAQ OTC Bulleting Board as of the opening of trading November 26, 2007 unless the Company appeals the determination. Management is currently considering all options. In the event the Company is delisted from the OTC Bulletin Board on November 26, 2007, it will continue to trade under the symbol “CINT” on the “Pink Sheets”.

Pursuant to NASD Rule 6530(e), any OTCBB issuer that is delinquent in its reporting obligations three times in a 24-month period and/or is actually removed from the OTCBB for failure to file two times in a 24-month period is ineligible for quotation on the OTCBB for a period of one year. For a security to be eligible for quotation on the OTCBB, NASD Rule 6530 requires, in part, that the issuer of the security is required to file reports with the Commission or that the issuer of the security is a bank or savings associations (or holding company for such entities) that is not required to file reports with the Commission and, instead, makes filings with its applicable regulator. In addition to the foregoing, the issuer of the security must be current in its reporting obligations, subject to a 30 or 60 day grace period, as applicable. An OTCBB issuer will be deemed delinquent in its reporting obligations if the issuer fails to make a required filing when due or has filed an incomplete filing. In order for a filing to be complete, it must contain all required certifications and have been reviewed or audited as applicable, by an accountant registered with the Public Company Accounting Oversight Board.

The Company subsequently filed its Form 10-KSB on November 19, 2007.

On November 19, 2007, the Company issued a press release regarding this notice. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference. A copy of the Notice is attached hereto as Exhibit 99.2 and incorporated by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION
OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 16, 2007, Fabrizzio P. Busso-Campana resigned effective immediately as the Chief Operating Officer and as a member of the Board of Directors of the Company. Mr. Busso-Campana did not resign as a result of a disagreement with the Company.

The resignation letter of Mr. Busso-Campana is attached hereto as Exhibit 99.3.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None

(b) Pro Forma Financial Information.

None

(c) Exhibits.

99.1	Press release dated November 19, 2007.

99.2	OTCBB Ineligibility Notification dated November 14, 2007.

99.3	Resignation Letter of Fabrizzio P. Busso-Camapana

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 20, 2007.

Mobile Reach International, Inc.

By:	/s/ Peter Dugan
Peter Dugan
Chief Executive Officer
Date: November 20, 2007